                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934



                        June 16, 1998
----------------------------------------------------------------------------
               (Date of earliest event reported)


                    Commonwealth Bancorp, Inc.
----------------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


Pennsylvania                        0-27942                   23-2828883
----------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
of incorporation)                                        Identification No.)



2 West Lafayette Street, Norristown, Pennsylvania               19401
----------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


                         (610) 251-1600
----------------------------------------------------------------------------
       (Registrant's telephone number, including area code)


                         Not Applicable
----------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

Item 5.  Other Events
         ------------

    On June 16, 1998, Commonwealth Bancorp. Inc. (the "Company") announced that its Board of Directors has declared a cash dividend of $0.08 per share of common stock payable on July 10, 1998 to shareholders of record at the close of business on June 26, 1998. In addition, on June 22, 1998 the Company announced the Board of Directors has authorized the repurchase of up to 0.8 million shares, or approximately 5 percent, of its outstanding common stock.
For additional information, reference is made to the Press Releases, dated
June 16, 1998 and June 22, 1998, which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits
           ------------------------------------------------------------------

      (a)  Financial Statements.

           Not Applicable.

      (b)  Pro Forma Financial Information.

           Not Applicable

      (c)  Exhibits:

           99.1          Press Release dated June 16, 1998

           99.2          Press Release dated June 22, 1998

                            SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        COMMONWEALTH BANCORP, INC.



Date:  June 23, 1998         By:  /s/Charles M. Johnston
                                 -----------------------
                                 Charles M. Johnston
                                 Chief Financial Officer